ASSET ASSIGNMENT, ACQUISITION
AND
PROFESSIONAL ASSOCIATION AGREEMENT

This Asset Assignment, Acquisition and Professional Association Agreement (the "Agreement") is made as of the 13th day of March, 2014, (the "Effective Date") by and between Signature Exploration and Production Corp., a Delaware corporation (the “Company”) and Craig Ellins (Mr. Ellins”). Hereinafter the Company and Mr. Ellins are sometimes individually referred to as a “party” and jointly as the “parties”.

Recitals

A.
Currently, there are approximately twenty-one states plus the District of Columbia that have laws and/or regulations that recognize in one form or another legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment.

B.	The Company desires to be among the first to provide methods of cannabis production for the legal uses of Cannabis that are being legislated.

C.	Mr. Ellins is the developer and owner of technology and trade secrets central to the production of cannabis of the variety and type that will support the legal uses of cannabis.

D.	The Company desires to obtain and Mr. Ellins desires to transfer to the Company the Assets as defined below in this Agreement.

E.	Furthermore, the Company desires to obtain the professional services of Mr. Ellings, all accordingly to the terms and conditions of this Agreement.

Agreement
Now therefore, for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

1.	Recitals. The recitals above are incorporated by this reference and are made a part of this Agreement as though fully set forth in this paragraph.

2.	Assets. For the purposes of this Agreement, the term “Assets” includes the following:
•	Any and all provisional patent applications associated with the production or use of cannabis conceived, owned in whole or in part, or developed by Mr. Ellins or his associates;
•
Any and all concepts and or ideas associated with the production, use of, or in any way connected with cannabis conceived, owned in whole or in part, or developed by Mr. Ellins or his associates that have been targeted for protection pursuant to the filing of provisional patent application;

•	All trademarks intended to be used in association with the production, use of, or in way connected with cannabis conceived, owned in whole or in part, or developed by Mr. Ellins or his associates;
•	Any and all business plans associated with the production, use of, or in any way connected with cannabis conceived, owned in whole or in part, or developed by Mr. Ellins or his associates;
•
Any and all investor presentations and histories associated with the production, use of, or in any way connected with cannabis conceived, owned in whole or in part, or developed by Mr. Ellins or his associates;

•	Any and all websites associated with the production, use of, or in any way connected with cannabis conceived, owned in whole or in part, or developed by Mr. Ellins or his associates;
•
Any and all trade secrets associated with the production, use of, or in any way connected with cannabis conceived, owned in whole or in part, or developed by Mr. Ellins or his associates, including without limitation trade secrets involving nutrient mixes;

•
Any and all drawings and digital artwork associated with the production, use of, or in any way connected with cannabis conceived, owned in whole or in part, or developed by Mr. Ellins or his associates;

•
Any and all research analysis and reports associated with the production, use of, or in any way connected with cannabis conceived, owned in whole or in part, or developed by Mr. Ellins or his associates, including without limitation a report entitled “GrowOpp Hydroponic Agriculture;

•	Any and all raw materials associated with the production, use of, or in any way connected with cannabis conceived, owned in whole or in part, or developed by Mr. Ellins or his associates;
•
Any and all production equipment and related assets including without limitation electrical equipment, plastic molds and internal parts wherever located including in China associated with the production, use of, or in any way connected with cannabis conceived, owned in whole or in part, or developed by Mr. Ellins or his associates;

•
Any and all proof-of-concept equipment associated with the production, use of, or in any way connected with cannabis conceived, owned in whole or in part, or developed by Mr. Ellins or his associates wherever located;

•
Any and all URL’s associated with or intended to associated with the production, use of, or in any way connected with cannabis conceived, owned in whole or in part, or developed by Mr. Ellins or his associates; and

•
Any and all other ideas, tools, methods, customer lists, designs, concepts, plans, equipment, and proprietary property associated with the production, use of, or in any way connected with cannabis conceived, owned in whole or in part, or developed by Mr. Ellins or his associates.

3.
Assignment of Assets. Mr. Ellins hereby assigns the Assets to the Company in behalf of himself and any and all companies and legal entities that he controls or can control and agrees to obtain all transfers and releases from other persons and entities as necessary to vest full ownership of the Assets in the Company.

4.
Executive Employment. The Company hereby offers and Mr. Ellins hereby accepts executive employment with the Company pursuant to the terms and conditions of a definitive agreement and an employment agreement to be entered into by the parties. Mr. Ellins shall be paid compensation and receive benefits commensurate with employment and positions of this type and based upon successes Mr. Ellins achieves for the Company.

5.
Issuance of Shares. The Company agrees to issue to Mr. Ellins 12,500,000 shares (the “Shares”) of the Company’s common stock pursuant to the terms and conditions of a definitive agreement to be entered into by the parties. The Shares will be issued in three tranches. The first tranche of 4,500,000 will be issued upon the execution of this Agreement. The second tranche of 4,000,000 will be issued upon the completion of a minimum of $1,000,000 in proceeds to the Company from the fund raising. Mr. Ellins does not have to raise the funds personally. The second tranche will issue upon the Company receiving the funds. The third tranche of 4,000,000 shares will be issued upon the filing of two additional provisional patent applications for technology inside the GrowBLOX Controlled Environment Agricultural Chamber. The two additional provisional patent applications shall be based upon two of the following four applications: (1) AeroVAPOR; (2) Heat Exchanger; (3) Vertical LED Lighting Cluster; or (4) Atmospheric Controls. Mr. Ellins understands the Shares will be restricted securities pursuant to the standard restrictions assigned to such shares by the rules and regulations of the federal securities laws as well as other restrictions as agreed to by the parties.

6.	Representations of the Company. The Company represents to Mr. Ellins as follows:
•	The Company is a corporation duly organized, existing and in good standing under the laws of the state of Delaware and has the power to conduct the business which it conducts and proposes to conduct;
•	The Company has filed all reports that it is required to file pursuant to the requirements of the Securities Exchange Act of 1934;
•	Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable except as agreed upon by the parties;
•	The Company has the power and authority to enter into this Agreement and to perform its obligations as stated herein; and
•	The signature of the officer on this Agreement is binding upon the Company and does not put the Company in violation of any other agreement or obligation.

7.	Representations of Mr. Ellins. Mr. Ellins represents to the Company as follows:
•
He is familiar with the Company and has such knowledge and experience in finance, securities, investments, including investment in non-registered securities, and other business matters so as to be able to protect its interests in connection with this transaction;

•
He acknowledges that the Shares are being issued by the Company pursuant to an exemption from registration provided by Section 4(2) of the Act and that no state or federal agency has passed upon the Shares or this transaction;

•
He understands that the shares of Common Stock are “restricted securities” under the Act and that any shares purchased hereby may not be re-offered for sale or resold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an available exemption from registration under such Act and therefore the Purchaser must bear the economic risk of the Purchaser’s investment for an indefinite period of time. Notwithstanding the foregoing, Company acknowledges that Mr. Ellins may transfer the shares to third parties who own or control certain of the assets listed herein above, in order to assure that the Company has complete and unfettered right, title and interest to all such assets. However, no shares shall be transferred by Mr. Ellins for this purpose until 90 days following the release of all interests by said third parties in the Assets, as a settling period during which time it can be assured that the Assets are free and clear of any extraneous claims of rights or ownership;

•
“Assets” as defined herein encompasses all assets and interests that exist that are connected in any way to cannabis or related to the cannabis industry or potential cannabis industry, in which he has an interest or connection of any kind;

•
He has the personal capacity to transfer the Assets or to control the entities that can transfer the Assets or to obtain the transfer and release of third parties as necessary to vest full ownership of the Assets in the Company;

•	After obtaining transfers and releases pursuant to section 3 herein, no third party will be able to assert a legally viable claim against the Assets;
•	He has the power and authority to enter into this Agreement and to perform his obligations as stated herein; and
•	His signature on this Agreement and his obligations set forth in this Agreement do not put him in violation of any other Agreement or obligation.

8.
Other Actions. The parties will do and cause to be done all such acts, matters and things necessary or helpful to be done, and will execute and deliver all such documents and instruments as will be required to enable the parties to perform their respective covenants and obligations hereunder.

9.
Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein and supersedes all prior agreements, contracts, proposals, representations, negotiations, or other communications, whether written or oral, with respect to such matters. Neither party will be bound by or liable for any statement, representation, promise, inducement, or understanding of any kind not expressly set forth in this Agreement.

10.
Indemnification. Each party hereto agrees to indemnify and hold harmless the other party, its directors, officers, employees, stockholders and each person who controls the Company against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue representation set forth in this Agreement or from a parties failure to perform its responsibilities and obligations under this agreement.

11.	Amendment. No amendment to any provision of this Agreement will be valid unless agreed to in writing and signed by the party against whom enforcement is sought.

12.
Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing herein will be construed to provide any rights to any other entity or individual except as specifically provided for herein.

13.
Execution and Delivery. This Agreement may be executed and delivered in original form or by electronic transfer, in one or more counterparts, and each counterpart will be read and construed as one and the same instrument as if the parties had executed the same document in the presence of each other.

In witness whereof, the parties have duly executed this Agreement to be effective as of the Effective Date.
Craig Ellins

_/s/ Craig Ellins________________________
Craig Ellins, Individual

Signature Exploration and Production Corp.

_/s/ Steven Weldon______________________
By: Steven Weldon, CEO